CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:

We consent to the use in this Registration Statement of Oppenheimer Global Strategic Income Fund/VA, formerly known as Oppenheimer Strategic Bond Fund/VA; Oppenheimer Main Street Small- & Mid-Cap Fund/VA, formerly known as Oppenheimer Main Street Small Cap Fund/VA, Oppenheimer Small- & Mid-Cap Growth Fund/VA; Oppenheimer Global Securities Fund/VA; Oppenheimer Capital Appreciation Fund/VA; Oppenheimer Core Bond Fund/VA; Oppenheimer High Income Fund/VA; Oppenheimer Money Fund/VA; Oppenheimer Value Fund/VA; Oppenheimer Balanced Fund/VA; and Oppenheimer Main Street Fund/VA (Funds of the Oppenheimer Variable Account Funds) (the Funds), of our reports dated February 16, 2011, relating to the financial statements and financial highlights of the Funds, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings “Financial Highlights” appearing in the Prospectuses, which are also part of such Registration Statement and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information.

                                                  /s/ KPMG LLP
                                                  KPMG LLP

Denver, Colorado

April 25, 2011